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Exhibit 4.1.1

        WARRANT No.

WARRANT FOR PURCHASE OF SHARES OF COMMON STOCK

  THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW ALTHOUGH THE COMMON STOCK PURCHASABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND ANY STATE APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IWT TESORO CORPORATION

Purchase Warrant for
Common Stock

THIS INSTRUMENT certifies that, FOR VALUE RECEIVED, the Holder whose name, address and social security number or tax identification number is set forth on Exhibit "A" ("Holder"), or its registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant for Purchase of Common Stock (this "Warrant"), to purchase from the IWT TESORO CORPORATION, a Nevada corporation (the "Company"),                        (            ) shares of Common Stock, $.001 par value, of the Company (the "Shares"), commencing on            , 2003 and ending                        , 2006 at 5:00 p.m., New York time for $            per share (the "Warrant Purchase Price"), such number of Shares and Warrant Purchase Price being subject to adjustment from time to time as set forth in Section 3 below.

        This Warrant is subject to the following provisions, terms and conditions:

SECTION 1.    Warrant Exercise and Exercise Price. This Warrant may be exercised by the holder hereof, in whole or in part, by (I) presenting and surrendering this Warrant with the form of the Purchase Form attached hereto as SCHEDULE A duly executed (the "Purchase Form"), at the principal office of the Company, and (II) making payment to the Company of the applicable Warrant Purchase Price in cash or by cashier's check. The Shares purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares. Upon the exercise of this Warrant, the issuance of certificates for Shares shall be made forthwith without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Upon any partial exercise of this Warrant, there shall be countersigned and issued to the holder hereof a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised.

SECTION 2.    Reservation of Shares. The Company covenants and agrees that:

        A.    All Shares that may be issued upon exercising the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and

        B.    During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 3.    Reorganization, Reclassification, Consolidation, Merger, Sale; Other Events.

        A.    Capital Events.    [DISCUSS IF SALE] If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into a corporation or other entity, or the sale, transfer or other disposition of all or substantially all of its assets to a corporation or other entity (in any instance, a "Capital Event") shall be effected in such a way that holders of any shares of Common Stock shall be entitled to receive shares of stock, securities or assets or cash or other consideration of value with respect to or in exchange for their shares of Common Stock, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of the same or similar shares of stock, securities or assets as may have been issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such exercise occurred immediately prior to the Capital Event.

        B.    Preservation of Value.    In the case of any Capital Event, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares purchasable and receivable upon the exercise of this Warrant and the Warrant Purchase Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby.

        C.    Subdivision or Combination of Shares.    In the event the Company should at any time or from time to time after the date this Warrant was issued split or subdivide or combine its outstanding shares of common stock or declare or pay a dividend or make any other distribution to the holders of common stock payable in additional shares of common stock or derivative securities exercisable or exchangeable for common stock ("Common Stock Equivalents") without paying any consideration by such holder for the additional shares of common stock or Common Stock Equivalents (including the additional shares of common stock assumable upon conversion or exercise thereof), then, as of the record date fixed for such event (or the date of such dividend distribution, split or subdivision or combination, if no record date is fixed), the number of Shares subject to issuance upon exercise of this Warrant shall be proportionately increased (or decreased, in the case of a combination). In any such event, the Warrant Purchase Price in effect immediately prior to such event shall be proportionately adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock and Common Stock Equivalents outstanding immediately after such event.

        D.    Dividends.    The Company may declare a dividend or make any other distribution upon any class or series of its capital stock without consideration to the holder hereof.

SECTION 4.    Fractional Interests. If any fraction of a Share is assumable on the exercise of this Warrant, the Company shall not be required to issue such fractional Share on the exercise of this Warrant.

SECTION 5.    No Rights as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon Holder or its transferees any rights as a Company stockholder.

SECTION 6.    Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 7.    Applicable Law. This Warrant shall be deemed to be a contract made under and construed in accordance with the laws of the State of Nevada.

SECTION 8.    Transferability. No transfer of this Warrant shall be effective unless and until registered on the books of the Company maintained for such purpose, and the Company may treat the registered holder as the absolute owner of this Warrant for all purposes and the person entitled to exercise the rights represented hereby. Any transferee of this Warrant, by acceptance hereof, agrees to be bound by all of the terms and conditions of this Warrant.

        IN WITNESS WHEREOF, the Company has duly authorized the issuance of this Warrant as of                        , 2003.

IWT TESORO CORPORATION
By:

Its:

SCHEDULE A

IWT TESORO CORPORATION.

PURCHASE FORM

IWT TESORO CORPORATION
191 POST ROAD WEST, SUITE 10
WESTPORT, CT 06880

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase hereunder,            of the Shares provided for therein (originally,            of the            Shares, and as presently adjusted pursuant to Section 3 thereof,             Shares), and requests that certificates for such Shares be issued in the name of:

        (Please Print Name, Address, and
        Social Security or Tax Identification Number)

Dated:                        ,            .

Name of Warrant holder:

Warrant #:

Address:

Signature:

EXHIBIT "A"

Name of Holder(s):

Address of Holder(s):

Social Security #/ Tax Identification #.

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WARRANT FOR PURCHASE OF SHARES OF COMMON STOCK
EXHIBIT "A"